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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 24, 2001

                      Commission File Number 0-23252

                            IGEN INTERNATIONAL, INC.

                           (Exact name of registrant)



        Delaware                                       94-2852543

(State of organization)                      (I.R.S. Employer Identification No)



               16020 Industrial Drive, Gaithersburg Maryland 20877

              (Address of principal executive offices and zip code)



                                 (301) 869-9800

                         (Registrant's telephone Number)



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ITEM 5.  OTHER EVENTS

         On April 24, 2001, IGEN International, Inc. sold 716,406 shares of common stock for $12.5 million to Acqua Wellington North American Equities Fund, Ltd.

         This sale was made under a previously announced equity financing agreement that IGEN and Acqua Wellington entered into in February of this year covering the sale of up to $60 million of IGEN's common stock over 28 months.

         IGEN, which previously filed a shelf registration covering 3 million shares of stock, controls the amount and timing of any stock sales made under the terms of the agreement. Each sale is made under the shelf registration at a small discount to the market at the time of the sale. There are no commissions, warrants, or other direct costs associated with sales made under this agreement.

         IGEN plans to use the proceeds from this sale for research and development, product manufacturing, working capital, and/or general corporate purposes. IGEN may also use some of the proceeds to acquire or invest in businesses, products, or technologies complementary to its own.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IGEN International, Inc.

                                       By: /s/ Samuel J. Wohlstadter
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                                          Samuel J. Wohlstadter
                                          Chairman and Chief Executive Officer
Dated:   April 26, 2001